Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, American General Institutional Capital A Capital Securities-Backed Series 2002-17
*CUSIP:    21988G353    Class    A-1
           21988GCA2    Class    A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of      June 1, 2005.....                                     $0.00
      Scheduled Income received on securities.....               $2,800,559.35
      Unscheduled Income received on securities.....                     $0.00
      Rounding Adjustment From Trustee.....                              $0.01

LESS:
      Distribution to Class A-1 Holders.....                    -$2,265,974.38
      Distribution to Class A-2 Holders.....                      -$534,584.98
      Distribution to Depositor.....                                    -$0.00
      Distribution to Trustee.....                                      -$0.00
Balance as of      December 1, 2005.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of      June 1, 2005.....                                     $0.00
      Scheduled Principal received on securities.....                    $0.00

LESS:
      Distribution to Holders.....                                      -$0.00
Balance as of      December 1, 2005.....                                 $0.00


            UNDERLYING SECURITIES HELD AS OF    December 1, 2005

          Principal
            Amount                          Title of Security
          ---------                         -----------------
         $73,991,000    American General Institutional Capital A 7.57%
                        Capital Securities, Series A due December 1, 2045
                        *CUSIP:       02637VAA6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.